EXHIBIT 99.2
                                                                    ------------

PRESS RELEASE
CONTACT:   ROBERT HAGGER
           (978) 441-2200


              DATAWATCH STOCKHOLDERS APPROVE REVERSE STOCK SPLIT AT
                         SPECIAL MEETING OF STOCKHOLDERS
                         -------------------------------

LOWELL, MASS. - JULY 23, 2001 -- Datawatch Corporation (NASDAQ: DWCH) announced today that at a special meeting of stockholders held this morning, an amendment to the Company's restated certificate of incorporation to effect a reverse stock split of the Company's common stock was approved by approximately 83% the Company's stockholders, and has been filed with the Secretary of State of Delaware. The Company's Board of Directors set the reverse split ratio at one-for-four and one-half (1-for-4.5). As a result of the reverse stock split, every four and one-half (4.5) shares of common stock will be combined into one
(1) share of common stock, and the total number of issued and outstanding shares of common stock will be reduced to approximately 2,527,000 shares.

           The reverse stock split became effective as of the close of business today and the Company anticipates that its shares of common stock will begin trading on the NASDAQ National Market tomorrow, Tuesday, July 24, 2001, under the symbol "DWCHD". After twenty trading days, the "D" designation (signifying the reverse split) will be removed and the symbol will revert to "DWCH".

           Pursuant to the decision of a Nasdaq Listing Qualifications Panel, in order for the Company to maintain its listing on the NASDAQ National Market, the Company must evidence a closing bid price of at least $1.00 per share on or before July 31, 2001 and, immediately thereafter, a closing bid price of at least $1.00 for a minimum of ten consecutive trading days. In order to fully comply with the terms of the Panel's decision, the Company must also be able to demonstrate compliance with all other requirements for continued listing on The Nasdaq National Market. Currently, the Company is not in compliance with the market value of public float requirement for continued listing. If the Company becomes subject to delisting for failure to comply with the market value of public float requirement, the Company may transfer its securities to The Nasdaq SmallCap Market, which has a lower minimum requirement, provided that the Company and its securities meet all of the other listing standards of that market.

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ABOUT DATAWATCH

Datawatch Corporation, is a leading provider of business intelligence/enterprise reporting, data transformation and support center solutions that help organizations increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200, fax (978) 441-1114;
http://www.datawatch.com.

Monarch is a trademark of Datawatch Corporation.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts, including statements concerning the Company's common stock on Nasdaq, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the Company's failure to comply with the listing requirements of the Nasdaq National Market System, the Company's dependence on its principal products, risks associated with international sales, an unfavorable result in any litigation, market acceptance of the new products, dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2000 and the Company's 10-Q for the quarter ended March 31,2001. Any forward-looking statements should be considered in light of those factors.


Datawatch Corp., 175 Cabot Street, Suite 503, Lowell, Massachusetts 01854
Phone: 978-441-2200 Fax: 978-441-1114 www.datawatch.com

CONTACT:
     Datawatch
     Cheryl Delgreco
     617-723-4004
     delgreco@shore.net